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                                                                  EXHIBIT 1.2

                               CUSTODY AGREEMENT


Western Digital Corporation
8105 Irvine Center Drive
Irvine, California  92718
Attention: James R. Eckstaedt

          The undersigned ("Holder") is a holder of certain warrants to purchase shares of Common Stock, $.10 par value ("Common Stock") of Western Digital Corporation, a Delaware corporation (the "Company"). (As used herein, the term "Warrant Shares" shall mean that number of shares of Common Stock which may be purchased upon the exercise of warrants held by Holder as set forth on the signature page hereof; and the term "Warrants" shall mean the warrants corresponding to the Warrant Shares.)

          The Company has filed a Registration Statement on Form S-3 (Registration No. 33-51695) (the "Registration Statement") covering a proposed public offering of 6,124,966 shares of Common Stock to be underwritten by Kidder, Peabody & Co. Incorporated and Salomon Brothers Inc (and such other underwriters, if any, who may join in a syndicate of underwriters to be managed by such named underwriters) (the "Underwriters"), plus up to an additional 918,745 shares covered by an over-allotment option to be granted to the Underwriters. Holder has certain registration rights with respect to the Warrant Shares.

          In order to facilitate participation by Holder in the Registration Statement, Holder hereby agrees as follows:

                          1.      Warrant Agreement; Warrant Shares and
Exercise Price. Holder's Warrants were issued pursuant to the "Warrant Agreement," which is (i) the Warrant Agreement dated as of November 6, 1991 by and among the Company, Citibank, N.A. ("Citibank"), and Citicorp North America, Inc. ("Citicorp"), individually and as agent for itself and Citibank, or (ii) the Warrant Agreement dated as of July 23, 1993 by and among the Company, Citibank, N.A., and Citicorp, individually and as agent for itself and Citibank, or (iii) the Warrant Agreement dated as of October 31, 1991 by and among the Company, Bank of America National Trust and Savings Association, individually and as agent, and the banks named therein, each of such Warrant Agreements as amended by that certain Amendment to Warrant Agreement dated as of December 22, 1993 by and among the Company, Citibank, Citicorp, B of A, and certain financial institutions for which B of A acts as agent. The number of Warrant Shares represented by the Warrants originally issued to Holder under the Warrant Agreement has been reduced to the number of Warrant Shares currently underlying the Warrants
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and intended to be sold pursuant to the Registration Statement and the
Underwriting Agreement as a result of partial redemption of the Warrants by the Company on May 26, 1993 pursuant to Section 10 of the Warrant Agreement. In July, 1993, the exercise price of certain Warrants as originally set forth in the Warrant Agreement was reduced to $2.3537, and the exercise price of certain other Warrants as originally set forth in the Warrant Agreement was reduced to $.10.

                          2.      Deposit of Warrant Certificate.  Holder
hereby delivers to James R. Eckstaedt and D. Scott Mercer (each of them individually being referred to herein as "Agent" and each of them individually appointed hereby to act in the capacity of Agent for purposes hereof) warrant certificate(s) which evidence the Warrants together with duly executed instruments of transfer thereof endorsed in blank. Agent is instructed and authorized to hold the certificate(s) for the account of Holder pending disposition thereof in accordance with the terms hereof.

                          3.      Appointment of Agent.  Holder hereby appoints
Agent as its attorney-in-fact and agent with full power and authority in the name of, and for and on behalf of, Holder to do the following:

                                  (a)      execute and deliver an underwriting
         agreement substantially in the form attached as Exhibit A hereto (the "Underwriting Agreement"), with such changes therein or additions or modifications thereto as may be agreed to by the Company and the Underwriters and which do not have any material adverse impact on Holder;

                                  (b)      do all things necessary to sell the
         Warrants to the Underwriters pursuant to the Underwriting Agreement at a purchase price per Warrant equal to the per share price of the Company's Common Stock to the public (as determined by agreement between the Company and the Underwriters for the public offering covered by the Registration Statement) less (i) the per share underwriting discount (as determined by agreement between the Company and the Underwriters) and (ii) the exercise price of the Warrants, and to remit to Holder the proceeds from the sale of the Warrants;

                                  (c)      execute such instruments and give
         such instructions as may be necessary or appropriate to cause the transfer of the Warrants to the Underwriters as contemplated by the Underwriting Agreement to be properly registered on the books of the Company (or its agent) kept for such purposes; and





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                                  (d)      make, execute, acknowledge and
         deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings, and in general do or cause to be done all things and to take all action, which the Agent or the Company may consider necessary or proper in connection with or to carry out and comply with all terms and conditions of the Underwriting Agreement and the sale of Warrants to the Underwriters contemplated thereby.

If this Agreement is terminated pursuant to Section 8 below, Agent shall promptly return to Holder the certificate(s) delivered herewith at Holder's address set forth below.

                          4.      Irrevocability.  The Warrant certificate(s)
deposited herewith, this Custody Agreement and all power and authority conferred hereby are granted and conferred subject to the interests of the Underwriters and the Company; in consideration of those interests, and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Custody Agreement, this Custody Agreement is coupled with an interest and, subject to Section 9 hereof, all power and authority conferred hereby shall be irrevocable and shall not be terminable by act or deed of Holder (or by any other person, firm or corporation including the Company, the Agent or the Underwriters) or by operation of law (including the dissolution of Holder), or the occurrence of any other event or events, except as expressly stated herein, and the obligations of Holder hereunder and under the Underwriting Agreement are to be similarly not subject to termination. If any such event should occur prior to the delivery to the Underwriters of the Warrants hereunder, certificates for the Warrants shall be delivered by the Agent in accordance with the terms and conditions of the Underwriting Agreement as if such event had not occurred. The Agent is authorized to receive and acknowledge receipt of the proceeds of sale of the Warrants held by it against delivery of such Warrants.

                          5.      No Liability: Indemnification of Agent.  It
is understood that the Agent assumes no responsibility or liability to any person other than to deal with the certificates for the Warrants deposited with the Agent and the proceeds from the sale of securities represented thereby in accordance with the provisions hereof. The Agent shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law in the exercise of Agent's power hereunder except for the Agent's own gross negligence or bad faith. Holder agrees to indemnify and hold the Agent harmless from any and all loss, claim, damage, liability or expense (including, without limitation, all fees and expenses of counsel) with respect to anything done by the Agent in accordance with the provisions hereof,





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absent gross negligence or bad faith on the part of the Agent.

                          6.      Notices.  All notices to Holder relating to
this instrument shall be duly made if sent by fax to the number indicated on the signature page hereof.

                          7.      Certain Representations and Warranties by
Holder.  Holder hereby represents and warrants that:

                                  (a)      Holder has and on the Closing Date
         (as defined in the Underwriting Agreement) will have valid and unencumbered title to the Warrants and full right, power and authority to enter into this Agreement and the Underwriting Agreement and to sell, assign, transfer and deliver the Warrants; and upon delivery of and payment for such Warrants under the Underwriting Agreement, the several Underwriters will acquire valid and unencumbered title thereto.

                                  (b)      Holder has not taken and will not
         take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

                                  (c)      If Holder is a corporation, Holder
         has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation.

                                  (d)      Except as set forth in the
         Prospectus (as defined in the Underwriting Agreement), no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by Holder for the consummation of the transactions contemplated hereby or by the Underwriting Agreement in connection with the sale of the Warrants to be sold by Holder, except such as have been obtained and made under the Securities Act of 1933, as amended, and such as may be required under state securities laws.

                                  (e)      The execution, delivery and
         performance of this Custody Agreement and the Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over Holder or any of its properties, any material agreement or instrument to which Holder is a party or by which Holder is bound or to which any of the properties of





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         Holder is subject, or if Holder is a corporation, the articles of incorporation or bylaws of Holder.

                                  (f)      Holder will not, directly or
         indirectly, offer, sell or otherwise dispose of any Common Stock or securities convertible into or exchangeable for, or any rights to purchase or acquire, Common Stock of the Company prior to the expiration of 90 days from the date of this Agreement or establish a "put equivalent position" with respect to Common Stock of the Company within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, without the prior written consent of the managing underwriters party to the Underwriting Agreement.

                                  (g)      Holder further represents, warrants
         and agrees that the warrant certificates delivered herewith are in negotiable form for the Warrants to be sold by Holder under the Underwriting Agreement for the purpose of further delivery pursuant to the Underwriting Agreement.

                                  (h)      The information set forth on the
         signature page hereof related to the Warrant Certificate number, number of Warrant Shares, exercise price per Warrant Share, and total exercise price accurately describes all Warrants owned by Holder.

                                  (i)      Holder does not own beneficially for
         its own account any of the Company's equity securities other than the Warrants; after the sale of the Warrants pursuant to the Underwriting Agreement, Holder will not own any of the Company's equity securities.

                          The undersigned acknowledges that Gibson, Dunn &
Crutcher, acting in the capacity as counsel to the Company, is entitled to rely on the representations made herein by Holder, together with any other certificates, documents, agreements or letters delivered by Holder in connection with the transactions contemplated by the Underwriting Agreement, and Holder undertakes and agrees to notify Gibson, Dunn & Crutcher, 4 Park Plaza, Irvine, California 92714, Attention: E. Michael Greaney immediately by telephone at (714) 451-3862 if at any time prior to the closing of the sale of the Warrants under the Underwriting Agreement, the foregoing statements are for any reason no longer true and correct (such notification to be promptly confirmed in writing), and if Holder does not so advise, then Gibson, Dunn & Crutcher is entitled for the purposes of its opinion to the Underwriters to presume conclusively that the foregoing statements are true and correct at and as of the date of such closing, with the same force and effect as if made on such closing.





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                          8.      No Stabilization.  Holder acknowledges that
Holder is subject to the rules of the Securities and Exchange Commission which prohibit selling securityholders from bidding for or purchasing any shares of the Common Stock, or attempting to induce anyone else to purchase any such shares, or taking any other action which might tend to stabilize or raise the price of the shares of Common Stock, until the distribution of Common Stock pursuant to the Registration Statement has been completed, and Holder agrees not to act in a manner inconsistent with such rules.

                          9.      Termination.  In the event that (a) the
Registration Statement has not been declared effective by February 28, 1994 or
(b) the Underwriters shall not have purchased and paid for the Warrants pursuant to the Underwriting Agreement on or prior to March 15, 1994, then the Agent shall promptly return to Holder the certificate(s) delivered herewith, at Holder's address set forth below, and this Custody Agreement shall, upon such delivery, terminate, subject to any lawful action done or performed by the Agent pursuant to this Custody Agreement prior to such termination.

                          10.     Effect on Warrant Agreement.  The provisions
of the Warrant Agreements which by their terms are intended to continue in effect following exercise or sale of the Warrants or Warrant Shares covered thereby shall remain in full force and effect notwithstanding the sale or exercise of the Warrants or the sale of the Warrant Shares.

                          11.     Counterparts.  This Custody Agreement may be
executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                          12.     Miscellaneous.  The validity, enforceability,
interpretation and construction of this Custody Agreement shall be determined in accordance with the laws of the State of California (other than its conflicts of laws rules) and this Custody Agreement shall be binding upon, and shall inure to the benefit of, Holder and Holder's successors and assigns.

                 IN WITNESS WHEREOF, the undersigned has executed this Custody Agreement on this _____ day of January, 1994.

                NAME OF HOLDER:                   ____________________________
                 Authorized
                Signature:*                       ____________________________*
                Name of Signatory                 ____________________________
                Title of Signatory                ____________________________
                Address:                          ____________________________
                                                  ____________________________
                Fax:                              ____________________________



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                Attention:  _______________________________

                                              Number of                      Exercise                    Total
                 Warrant                      Warrant                        Price per                   Exercise
                 Certificate                  Shares                         Share                       Price


                 Total

                                    ACCEPTED
                                    by Agent as of
                                    the date set forth above:
                                    By:__________________________________
                                               James R. Eckstaedt

                                    By:__________________________________
                                                 D. Scott Mercer

*Signature guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (i.e. a bank, stockbroker or securities dealer, credit union, national securities exchange, registered securities association, clearing agency, or savings association) with membership in an approved signature guarantee medallion program.

Signature guaranteed by:

_____________________________________
Name of Firm

By: _________________________________
          Authorized signature

Name: _______________________________

Title: ______________________________

Date: _______________________________


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